Exhibit 99

NextEra Energy Partners, LP
Media Line: (561) 694-4442
Aug. 3, 2015

FOR IMMEDIATE RELEASE
NextEra Energy Partners, LP reports second-quarter 2015 financial results

•	Delivers solid second-quarter financial results

•	Increases quarterly distribution to $0.2350 per common unit

•	Announces agreement to acquire a portfolio of seven natural gas pipelines in Texas

•	Raises short-term growth expectations

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2015 second-quarter net income attributable to NextEra Energy Partners of $4 million. NextEra Energy Partners also reported 2015 second-quarter adjusted EBITDA of $102 million. For the second quarter of 2015, cash available for distribution (CAFD) was $50 million.

NextEra Energy Partners’ management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, for analysis of performance and for reporting of results to the board of directors of its general partner. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

“NextEra Energy Partners is now on track to exceed the near-term growth expectations we had previously shared as a result of strong execution on our growth plan,” said Jim Robo, chairman and chief executive officer. “During the second quarter, we expanded the partnership’s renewables portfolio by completing the acquisition of four wind generating facilities from our sponsor, NextEra Energy Resources, supporting growth in second-quarter distributions. In addition, I am very pleased to announce that the partnership has entered into an agreement to acquire a portfolio of seven natural gas pipelines in Texas, consisting of high-quality, long-term contracted assets with a 16-year average contract life. The acquisition is expected to provide attractive yields to our investors and complements the partnership’s existing renewables portfolio by reducing the impact of resource variability on NextEra Energy Partners’ total portfolio. In addition, the transaction establishes NextEra Energy Partners’ presence in the long-term contracted natural gas pipeline space, providing a platform for future growth.”

Announces Agreement Reached to Acquire Seven Natural Gas Pipelines in Texas
NextEra Energy Partners has entered into an agreement to acquire NET Midstream, a privately held developer, owner and operator of a portfolio of seven long-term contracted natural gas pipeline assets located in Texas. NET Midstream’s pipeline assets are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and residential, commercial and industrial customers in the Houston area, and provide a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico.

The combined acquisition portfolio includes 3.0 billion cubic feet (Bcf) per day of ship-or-pay contracts, with on average investment-grade counterparty credit. The three largest pipelines in the portfolio have planned growth and expansion projects that if completed are expected to provide an additional 1.0 Bcf per day of contracted volumes. The portfolio consists of:

•
The NET Mexico Pipeline, the largest pipeline in the portfolio, which is a 120-mile, 42-inch diameter pipeline that delivers low-cost natural gas from the Eagle Ford Shale to the Mexico border under a 20-year ship-or-pay contract with a BBB+-rated, wholly owned subsidiary of Pemex Gas y Petroquimica Basica, a division of PEMEX, the Mexican state-owned oil and gas company. The NET Mexico Pipeline, which is 10 percent owned by PEMEX’s subsidiary and interconnects with PEMEX’s own natural gas pipeline system at the U.S. and Mexico border, is the largest-diameter and lowest-tariff transmission pipeline delivering gas from the Eagle Ford Shale to the U.S. border with Mexico. The pipeline is strategically positioned to provide low-cost, U.S.-sourced shale gas to meet the increasing demand of Mexico load centers and growing natural gas markets.

•
The Eagle Ford Pipeline, the portfolio’s second largest pipeline, which is an approximately 158-mile, large-diameter natural gas pipeline located in the Eagle Ford Shale, anchored by a long-term, ship-or-pay commitment from an investment-grade producer. The system's connection to the Agua Dulce Hub, with access to multiple pipeline interconnects, as well as Mexican markets, uniquely positions the system to attract additional Eagle Ford Shale volumes.

•
The Monument Pipeline, the third largest pipeline in the portfolio, which is an approximately 156-mile, 16-inch pipeline that transports gas from the Katy Hub to the growing city gates of Houston, as well as to the Houston Ship Channel and Galveston County.

•	Four smaller Texas pipelines that serve a variety of power plants and residential loads.

The transaction is valued at $2.1 billion and includes initial consideration of $1.8 billion, which NextEra Energy Partners expects to be financed, in part, by approximately $600 million of non-amortizing debt secured by the acquired assets. The transaction also contemplates a future expansion investment of approximately $300 million in 2016, which NextEra Energy Partners expects to finance primarily with debt. Overall, permanent financing is expected to consist of approximately $1.2 billion of equity and $900 million of debt. The transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. NextEra Energy Partners expects to close the transaction within 75 days.

NextEra Energy Partners expects the acquisition to contribute 2016 adjusted EBITDA and CAFD of approximately $145 million to $155 million and $110 million to $120 million, respectively. If the expansion projects are completed as planned, the acquisition is expected to contribute 2018 adjusted EBITDA and CAFD of approximately $190 million to $210 million and $135 million to $155 million, respectively. The transaction is expected to be immediately accretive to NextEra Energy Partners’ distribution per unit.

Completes Agreements to Acquire Additional Contracted Renewables Projects
In May, NextEra Energy Partners closed on agreements it entered into with NextEra Energy Resources, LLC to acquire four additional wind generating facilities from the Energy Resources’ portfolio. The facilities have contracted generating capacity totaling approximately 664 megawatts (MW):

•	Ashtabula Wind III, a 62.4-MW wind generating facility located in Barnes County, N.D.;

•	Baldwin, a 102.4-MW wind generating facility located in Burleigh County, N.D.;

•	Mammoth Plains, a 198.9-MW wind generating facility located in Dewey and Blaine Counties, Okla.; and

•	Stateline, a 300-MW wind generating facility located on the border of Walla Walla County, Wash., and Umatilla County, Ore.

With the addition of these facilities, NextEra Energy Partners' renewables portfolio includes approximately 1,923 MW of contracted, clean energy projects with an average long-term contracted life of 19 years.

Closes on Approximately $109 Million Private Placement of Common Units
Also during the quarter, NextEra Energy Partners completed the sale of a total of 2,594,948 common units representing limited partnership interests in NextEra Energy Partners in a private placement to certain eligible purchasers for an aggregate purchase price of approximately $109 million, or $41.87 per common unit, the closing price of NextEra Energy Partners’ common units on May 6, 2015. NextEra Energy Partners used the net proceeds from the private placement of common units, proceeds from a previously announced $313 million term loan and cash on hand to fund the purchase price of the 664 MW of operating renewable power generation assets acquired from NextEra Energy Resources.

Increases Quarterly Distribution
Today, the board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.2350 per common unit (corresponding to an annualized rate of $0.94 per common unit) to the unitholders of NextEra Energy Partners. The distribution increased $0.12 per common unit on an annualized basis from the first quarter of 2015. The distribution will be payable on Aug. 14, 2015, to unitholders of record as of Aug. 11, 2015.

Outlook
For the full year 2015, NextEra Energy Partners now expects the portfolio to grow to support a distribution level at an annualized rate of $1.23 per unit by the end of 2015. NextEra Energy Partners’ 2015 expectations remain unchanged for adjusted EBITDA of $400 million to $440 million and CAFD of $100 million to $120 million. After 2015, the partnership expects 12 to 15 percent per year growth in limited-partner distributions for at least the next five years. NextEra Energy Partners expects 2016 adjusted EBITDA of $710 million to $760 million and 2016 CAFD of $250 million to $280 million. These expectations are net of expected IDR fees of $30 million to $40 million for 2016, as these fees are expected to be treated as an operating expense.

Adjusted EBITDA and CAFD expectations assume, among other things, normal weather and operating conditions, and trading levels consistent with current market conditions. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. NextEra Energy Partners' expectations of 2015 and 2016 adjusted EBITDA and CAFD reflect the consummation of the pending Net Midstream acquisition. These measures have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of the acquisition on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income for 2015 and 2016, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners’ second-quarter conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. today. A replay will be available by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Fla., NextEra Energy Partners owns interests in wind and solar projects in North America. These renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance, as well as NEP’s pending acquisition of NET Holdings Management, LLC (NET Midstream). In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects may not perform as expected; NEP’s ability to make cash distributions to its unitholders is affected by wind and solar conditions at its projects; operation and maintenance of energy projects involve significant risks that could result in unplanned power outages or reduced output; the wind turbines at some of NEP’s projects and at some of NextEra Energy Resources, LLC’s (NEER) right of first offer projects (ROFO Projects) are not generating the amount of energy estimated by their manufacturers’ original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; NEP depends on certain of the projects in its portfolio for a substantial portion of its anticipated cash flows; terrorist or similar attacks could impact NEP’s projects or surrounding areas and adversely affect its business; NEP’s energy production may be substantially below its expectations if a natural disaster or meteorological conditions damage its turbines, solar panels, other equipment or facilities; NEP is not able to insure against all potential risks and it may become subject to higher insurance premiums; warranties provided by the suppliers of equipment for NEP’s projects may be limited by the ability of a supplier to satisfy its warranty obligations or if the term of the warranty has expired or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate NEP’s losses; supplier concentration at certain of NEP’s projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its projects and, if these facilities become unavailable, NEP’s projects may not be able to operate or deliver energy; NEP’s business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP’s projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; NEP’s partnership agreement restricts the voting rights of unitholders owning 20% or more of its common units, and under certain circumstances this could be reduced to 10%; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP’s rights or the BLM suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including future proceedings related to projects it subsequently acquires; the Summerhaven, Conestogo and Bluewater projects are subject to Canadian domestic content requirements under their Feed-in-Tariff (FIT) contracts; NEP’s cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of energy sale counterparties and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated agreements, such as its power purchase agreements (PPAs), Renewable Energy Standard Offer Program (RESOP) Contracts and FIT Contracts, at favorable rates or on a long-term basis; if the energy production by or availability of NEP’s U.S. projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. project entities’ PPAs; NEP’s growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit its ability to grow and make acquisitions; lower prices for other fuel sources reduce the demand for wind and solar energy; government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP’s growth strategy; NEP’s growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; NEP’s ability to effectively consummate future acquisitions depends on its ability to arrange the required or desired financing for acquisitions; acquisitions of existing clean energy projects involve numerous risks; renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; while NEP currently owns only wind and solar projects, NEP may acquire other sources of clean energy, including natural gas and nuclear projects, and may expand to include other types of assets including transmission projects, and any future acquisition of non-renewable energy projects, including transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP’s more-established competitors. A failure to successfully integrate such acquisitions with NEP’s then-existing projects as a result of unforeseen operational difficulties or otherwise, could have a material adverse effect on NEP's business, financial condition, results of operations and ability to grow its business and make cash distributions to its unitholders; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers (IPPs), pension funds and private equity funds for opportunities in North America; restrictions in NEP OpCo's subsidiaries’ revolving credit facility could adversely affect NEP’s business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP’s subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP’s subsidiaries’ substantial amount of indebtedness may adversely affect NEP’s ability to operate its business and its failure to comply with the terms of its subsidiaries’ indebtedness could have a material adverse effect on NEP’s financial condition; currency exchange rate fluctuations may affect NEP’s operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates; NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER or one of its affiliates is permitted to borrow funds received by NEP’s subsidiaries, including NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo; NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return a portion of these funds; NEP may not be able to consummate future acquisitions from NEER; NextEra Energy Partners GP, Inc. (NEP GP), NEP’s general partner, and its affiliates, including NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders and they may favor their own interests to the detriment of NEP and holders of NEP’s common units; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the management services agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (Management Services Agreement); if NEE Management terminates the Management Services Agreement, NEER terminates the management services subcontract between NEE Management and NEER (Management Sub-Contract) or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit NEE’s liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; the credit and risk profile of NEP GP and its owner, NEE, could adversely affect any NEP credit ratings and risk profile, which could increase NEP’s borrowing costs or hinder NEP’s ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee (as defined in the Management Services Agreement) payable to NEE Management under the Management Services Agreement; holders of NEP’s common units have limited voting rights and are not entitled to elect its general partner or its general partner’s directors; NEP’s partnership agreement restricts the remedies available to holders of NEP’s common units for actions taken by its general partner that might otherwise constitute breaches of fiduciary duties; NEP’s partnership agreement replaces NEP GP’s fiduciary duties to holders of NEP’s common units with contractual standards governing its duties; even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP, as NEP's general partner, without NEE's consent; NEP GP’s interest in NEP and the control of NEP GP may be transferred to a third party without unitholder consent; the IDR fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP’s behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC (NEE Operating GP), the general partner of NEP OpCo, may reduce the amount of cash distributions to NEP’s unitholders; while NEP’s partnership agreement requires NEP to distribute its available cash, NEP’s partnership agreement, including provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP’s business; increases in interest rates could adversely impact the price of NEP's common units, NEP’s ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the price of NEP’s common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; the liability of holders of NEP’s common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP’s business; unitholders may have liability to repay distributions that were wrongfully distributed to them; except in limited circumstances, NEP GP has the power and authority to conduct NEP’s business without unitholder approval; contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; unitholders have no right to enforce the obligations of NEP GP and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP’s future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP’s tax positions; NEP’s ability to utilize NOLs to offset future income may be limited; NEP will not have complete control over NEP’s tax decisions; a valuation allowance may be required for NEP’s deferred tax assets; distributions to unitholders may be taxable as dividends; the NET Midstream acquisition may not be completed, and even if the NET Midstream acquisition is completed, NEP may fail to realize the growth prospects anticipated as a result of the NET Midstream acquisition; uncertainties associated with the NET Midstream acquisition may cause a loss of management personnel and other key employees that could adversely affect NEP’s future business, operations and financial results following the NET Midstream acquisition; NEP may not be able to obtain debt or equity financing for the NET Midstream acquisition on expected or acceptable terms; as a result of the NET Midstream acquisition, the scope and size of NEP’s operations and business will substantially change and NEP cannot provide assurance that NEP’s expansion into the midstream natural gas industry will be successful; NET Midstream depends on a key customer for a significant portion of its revenues, the loss of such customer could result in a decline in NEP’s revenues and cash available to make distributions to NEP’s unitholders; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; if NEP completes the acquisition of NET Midstream, NEP may not succeed in realizing the anticipated benefits of Net Mexico’s pipeline joint venture with a subsidiary of PEMEX; if NEP completes the acquisition of NET Midstream, NEP may for the first time pursue the development of pipeline expansion projects that will require up-front capital expenditures and expose NEP to project development risks; NEP’s ability to maximize the productivity of the NET Midstream business and to complete potential pipeline expansion projects will be dependent on the continued availability of natural gas production in NET Midstream’s areas of operation; NET Midstream does not own all of the land on which the NET Midstream pipelines are located, which could disrupt its operations; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP’s business if NEP completes the acquisition of NET Midstream; if third-party pipelines and other facilities interconnected to the NET Midstream pipelines become partially or fully unavailable to transport natural gas following NEP’s acquisition of NET Midstream, NEP’s revenues and cash available for distribution to unitholders could be adversely affected; a change in the jurisdictional characterization of some of the NET Midstream assets, or a change in law or regulatory policy, could result in increased regulation of these assets; NEP may incur significant costs and liabilities if it completes the acquisition of NET Midstream as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; NET Midstream’s pipeline operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations governing NEP’s business; NEP could be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws (including non-U.S. laws); PEMEX may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and NET Midstream’s ability to sue or recover from PEMEX for breach of contract may be limited; FERC is investigating certain commodities trading activities by an employee of NET Midstream; natural gas operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans, or expose NEP to liabilities; reductions in demand for natural gas in the United States or Mexico and low market prices of commodities could adversely affect NET Midstream’s operations and cash flows; natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect NET Midstream’s operations; the assumptions underlying NEP’s projections of future revenues from the pending NET Midstream acquisition are inherently uncertain and are subject to significant business, economic, financial, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted; NEP’s future net operating losses, or NOLs, may be less than expected, and its ability to use its NOLs may be limited by certain ownership changes in the future, both of which would increase or accelerate its future tax liability and thus reduce its future cash available for distribution to unitholders. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2014 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014(a)	2015	2014(a)
OPERATING REVENUES	$107	$99	$194	$170
OPERATING EXPENSES
Operations and maintenance	23	20	43	35
Depreciation and amortization	30	23	60	43
Transmission	1	1	1	1
Taxes other than income taxes and other	3	1	7	3
Total operating expenses	57	45	111	82
OPERATING INCOME	50	54	83	88
OTHER INCOME (DEDUCTIONS)
Interest expense	(26)	(25)	(51)	(46)
Benefits associated with differential membership interests - net	5	—	7	—
Equity in earnings of equity method investees	—	—	(1)	—
Other - net	(1)	—	—	—
Total other deductions - net	(22)	(25)	(45)	(46)
INCOME BEFORE INCOME TAXES	28	29	38	42
INCOME TAXES	5	6	8	12
NET INCOME	23	$23	30	$30
Less net income attributable to noncontrolling interest(b)	19		26
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$4		$4

Weighted average number of common units outstanding - basic and assuming dilution	20.1		19.4
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.16		$0.24
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the 2015 acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Net Income	$23	$30
Add back:
Depreciation and amortization	30	60
Interest expense	26	51
Income taxes	5	8
CITC/ITC	12	34
Production tax credits	22	33
Benefits associated with differential membership interests	(5)	(7)
Adjustment for pre-acquisition financial results(a)	(11)	(38)
Adjusted EBITDA	$102	$171
CITC/ITC	(11)	(16)
Production tax credits	(15)	(23)
Pre-funding of major maintenance	—	(2)
Maintenance capital expenditures(b)	(1)	(2)
Other - net	(1)	(1)
Cash available for distribution before debt service payments	$74	$127
Cash interest paid	(14)	(47)
Debt repayment	(10)	(45)
Cash available for distribution	$50	$35
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(a)	Elimination of the historical financial results of the 2015 acquisitions prior to their respective acquisition dates.

(b)	Includes capital expenditures to maintain the existing capacity of the assets. Excludes capital expenditures associated with new development activities that have been funded by NEER.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	June 30, 2015	December 31, 2014(a)
ASSETS
Current assets:
Cash and cash equivalents	$100	$103
Accounts receivable	51	32
Due from related parties	38	219
Restricted cash ($13 and $55 related to VIEs, respectively)	23	82
Prepaid expenses	2	4
Other current assets	11	10
Total current assets	225	450
Non-current assets:
Property, plant and equipment - net ($713 and $722 related to VIEs, respectively)	3,199	3,276
Construction work in progress	1	9
Deferred income taxes	154	144
Investments in equity method investees - VIEs	45	19
Other non-current assets	95	90
Total non-current assets	3,494	3,538
TOTAL ASSETS	$3,719	$3,988
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$18	$119
Short-term debt	325	—
Due to related parties	24	37
Current maturities of long-term debt	89	86
Accrued interest	25	23
Other current liabilities	20	21
Total current liabilities	501	286
Non-current liabilities:
Long-term debt	1,869	1,847
Deferral related to differential membership interests - VIEs	418	428
Accumulated deferred income taxes	59	75
Asset retirement obligation	29	28
Non-current due to related party	16	19
Other non-current liabilities	23	25
Total non-current liabilities	2,414	2,422
TOTAL LIABILITIES	2,915	2,708
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 21.3 and 18.7, respectively)	688	551
Accumulated other comprehensive loss	(3)	(3)
Noncontrolling interest	119	732
TOTAL EQUITY	804	1,280
TOTAL LIABILITIES AND EQUITY	$3,719	$3,988
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Six Months Ended June 30,
	2015	2014(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30	$30
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60	43
Amortization of deferred financing costs	3	3
Deferred income taxes	7	11
Benefits associated with differential membership interests - net	(7)	—
Other - net	2	—
Changes in operating assets and liabilities:
Accounts receivable	(9)	(17)
Prepaid expenses and other current assets	—	(2)
Other non-current assets	(3)	—
Accounts payable and accrued expenses	(3)	—
Due to related parties	(1)	13
Other current liabilities	3	13
Other non-current liabilities	(1)	—
Net cash provided by operating activities	81	94
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(74)	(97)
Proceeds from convertible investment tax credits	—	306
Acquisitions of projects	(716)	—
Changes in restricted cash	59	(344)
Payments from related parties under CSCS agreement - net	174	—
Net cash used in investing activities	(557)	(135)
CASH FLOWS FROM FINANCING ACTIVITIES
Partners/Members' contributions	41	374
Partners/Members' distributions	(37)	(247)
Payments to differential membership investors	(2)	—
Net change in short-term debt	325	—
Repayment of amount due to related party	(22)	—
Issuances of long-term debt	153	15
Deferred financing costs	(2)	—
Retirements of long-term debt	(91)	(22)
Proceeds from issuance of common units, net	106	—
Net cash provided by financing activities	471	120
Effect of exchange rate changes on cash	2	1
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3)	80
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	103	32
CASH AND CASH EQUIVALENTS - END OF PERIOD	$100	$112
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.